EXHIBIT 5.0


                [LETTERHEAD OF LAW OFFICE OF CRAIG J. CORNWELL]




                                January 25, 2002


Accelacorp 1, Inc.
5777 West Century Boulevard
Suite 1540
Los Angeles, California 90045

Gentlemen:

     At your request, we have examined the Registration Statement on Form SB-2 that you have filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of common stock, no par value, of Accelacorp 1, Inc., a California corporation (the "Shares"). We are familiar with the proceedings taken and to be taken by you in connection with the authorization, issuance and sale of the Shares.

     Based upon the foregoing, it is our opinion that the Shares, upon the issuance or transfer and sale thereof in the manner referred to in said Registration Statement, will constitute legally and validly issued and outstanding securities of Accelacorp 1, Inc., fully paid and nonassessable.

     The opinion expressed herein is limited to the laws of the State of California, and we do not purport to express any opinion as to any laws other than the laws of the State of California. The foregoing opinion is rendered only with respect to laws, rules and regulations which are presently in effect and applicable court rulings and orders which have been published and are generally available as of the date hereof. This opinion speaks as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that occur after the date hereof.

     We consent to the use of this opinion as an exhibit to said Registration Statement and to the use of our name in said Registration Statement and to references to our firm in the prospectus incorporated therein.


                                                 Very truly yours,

                                                 LAW OFFICE OF CRAIG J. CORNWELL


                                                 By:  /S/  Craig J. Cornwell
                                                    ----------------------------
                                                     Craig J. Cornwell


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